                              OPERATING AGREEMENT


                                    BETWEEN


             ENERGY SERVICE INVESTMENT CORPORATION as "CONTRACTOR"


                                      and


                  KINDER GAS PROCESSING CORPORATION as "OWNER"

                              OPERATING AGREEMENT
                              -------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                      Page No.
                                                                      --------
INTRODUCTION.......................................................       1

DEFINITIONS........................................................       1

TERM...............................................................       3

OPERATING SERVICES.................................................       4

OPERATING FEE......................................................       8

OPERATING EXPENSES.................................................       9

ACCOUNTING PROCEDURES..............................................      11

REPORTS............................................................      12

RELATIONSHIP OF PARTIES............................................      12

FORCE MAJEURE......................................................      12

LIENS..............................................................      14

NOTICES............................................................      14

ASSIGNMENT.........................................................      15

TERMINATION OF AGREEMENT...........................................      15

TRANSITION UPON TERMINATION........................................      16

MISCELLANEOUS......................................................      16

NOTARY PUBLIC......................................................      18


                              OPERATING AGREEMENT
                              -------------------

        THIS AGREEMENT is dated as of July 1, 1993 by and between KINDER GAS PROCESSING CORPORATION hereinafter referred to as "OWNER", the designated operator of the Kinder Plant and in behalf of all owners of interests therein, and ENERGY SERVICE INVESTMENT CORPORATION, an Oklahoma corporation, hereinafter referred to as "CONTRACTOR".

                                  WITNESSETH:

        WHEREAS, OWNER owns an interest in and has been designated to operate the Kinder Plant, located in Allen Parish, Louisiana, hereinafter called the "Plant";

        WHEREAS, OWNER desires to hire CONTRACTOR to operate said Plant; and

        WHEREAS, CONTRACTOR is willing to operate said Plant for OWNER under certain terms and conditions;

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

        As used in this Agreement, the following words and terms shall have the meanings here ascribed to them:

A.  Annual Budget        Means estimates of expenses necessary to operate the
                         Plant in the next succeeding Calendar Year, or fraction thereof.

B.  AFE                  Means a document prepared by OWNER which indicates the
    (Authority for       cost and describes work to be performed.
    Expenditure)

C.  Approved AFE         Means an AFE executed by one or more of the Plant
                         Owners.

D.  Authorized Expenses  Means Expenses set forth in an Annual Budget or an approved AFE or authorized under Paragraph 5.1 hereof.

E.  Contract Year        Means a period of one year beginning with January 1 and
                         ending with December 31.

F.  Adjustment Factor    Means that factor set forth in Paragraph 4.2 hereof.

G.  Plant                Means the Kinder gas processing plant, field and
                         gathering system owned by the Plant Owners, all machinery, equipment, fixtures, appliances, pipe, valves, fittings, pipelines to and from delivery points, and material of every nature concerning the gas processing plant, gathering system, producing wells, separators, treators and disposal well(s), if any, installed at or near the Plant site, the

                         Plant site and easements, and facilities to handle storage, disposal and delivery of Plant Products extracted from the gas.

H.  Month                Means a calendar month.

I.  Plant Owners         Means all interest owners in the Plant.

J.  Products             Means the products, gas, oil (condensate) and salt
                         water, produced by the Plant in accordance with specifications provided by OWNER.

K.  Gathering System     Means the pipeline system that connects the gas wells
                         to the Plant and the pipeline system that connects the Plant to the gas sales line.

L.  Operating Fee        Means the amount OWNER shall pay to CONTRACTOR as
                         consideration for services rendered by CONTRACTOR.

M.  Base Operating Fee   Means the amount OWNER shall pay to CONTRACTOR as
                         consideration for services rendered by CONTRACTOR during the first Contract Year.


                                   ARTICLE II

                                      TERM

        2.1 TERM: The primary term of this Agreement shall be Six (6) months, commencing on July 1, 1993 and terminating on December 31, 1993; thereafter, this Agreement shall automatically renew from year to year until terminated by either party upon sixty (60) days' written notice prior to the termination of the primary term or any subsequent anniversary thereof.

        3.1 OPERATOR: OWNER hereby hires CONTRACTOR as operator of the Plant and CONTRACTOR agrees to operate the Plant pursuant to this Agreement. CONTRACTOR further agrees to perform all acts necessary to the complete performance of all contracts and agreements relating to the Plant. OWNER will furnish CONTRACTOR copies of all such pertinent contracts and agreements.

        3.2 EMPLOYEES: The number of employees used by CONTRACTOR in conducting operations hereunder, their selection, the hours of labor, and their compensation for services performed shall be determined by CONTRACTOR, in consultation with OWNER and all such employees shall be employees of CONTRACTOR and not of OWNER.

        3.3 RESPONSIBILITIES: CONTRACTOR shall perform the duties of operator, on behalf of OWNER as provided herein. These services include but are not limited to the following:

                (a) Assisting in the preparing and implementing of Annual
Budgets;

                (b) Providing to OWNER reports and information concerning the Plant, as specified by OWNER;

                (c) Manufacturing product in accordance with specifications and OWNER's instructions;

                (d) Operational services required for normal operation of the Plant;

                (e) Providing a monthly gas and Plant product accounting allocations to OWNER and producers under contract with owner;

                (f) Assisting in the marketing of plant products and gas where applicable;

                (g) Operating, calibrating, and maintaining plant equipment, plant gathering systems, wells, measurement equipment and ancillary equipment;

                (h) Obtaining supplies, materials and equipment required for operation and maintenance of the Plant;

                (i) Generally carrying out technical and supervisory services necessary for the operation of the Plant; and

                (j) Providing recommendations and implementing procedures to reduce operating costs of Plant consistent with prudent and safe practices.

        3.4 STANDARD OF CARE: CONTRACTOR shall perform the services as operator of the Plant in a safe, proper and workmanlike manner with that degree of diligence and prudence which would be reasonably and ordinarily exercised by experienced operators engaged in a similar activity under similar circumstances and conditions.

        3.5 INDEMNIFICATION: CONTRACTOR shall protect, indemnify, defend and save harmless the Plant Owners, their respective officers, employees and agents from and against any and all liabilities, claims, demands, expenses, actions and causes of action of every kind and character (including reasonable attorney fees associated therewith) of CONTRACTOR'S officers, employees and agents and the officers, employees and agents of CONTRACTOR'S subcontractors, if any, because of personal injury, disease or bodily injury (including death at any time resulting therefrom) and for damage to or destruction of their property growing out of or incident to or resulting from the performance of any of the services covered by this Agreement.

PLANT OWNERS shall protect, indemnify, defend and save harmless the CONTRACTOR, its officers, employees and agents from and against any and all liabilities, claims, demands, expenses, actions and causes of action of every kind and character (including reasonable attorney fees associated therewith) of PLANT OWNERS' officers, employees and agents and the officers, employees and agents of PLANT OWNERS' third party contractors, if any, because of personal injury, disease or bodily injury (including death at any time resulting therefrom) and for damage to or destruction of their property growing out of or incident to or resulting from the performance of any of the services covered by this Agreement.

Plant OWNERS agree to protect, indemnify, defend and save harmless CONTRACTOR from and against any and all liabilities, claims, demands, expenses, actions and causes of action of every kind and character (including reasonable attorney fees associated therewith) from any Parish, State or Federal agency for any taxes due on the Plant, for noncompliance with any laws, rules or regulations of any kind, or for accounts payable by Plant OWNERS to third parties.

Should CONTRACTOR, in the course of performing the services outlined herein, determine it necessary to respond to an emergency or unforeseen situation not clearly within the routine operating or maintenance of the Plant or Gathering System contemplated by this Agreement, CONTRACTOR may undertake whatever actions it deems necessary, including but not limited to, evacuation of residents in the vicinity of the Plant, Wells or Gathering System, ignition of gas or fluids escaping to the atmosphere, or other actions necessary to bring the Plant, Wells or Gathering System under control and/or required for the continued operation and/or preservation of the Plant or Gathering System. Plant Owners agree to indemnify CONTRACTOR, its agents, employees and representatives from all claims and damages of any kind arising from or connected with the actions described above taken in good faith by CONTRACTOR.

        3.6 INSURANCE: At all times during the term of this Agreement, CONTRACTOR shall maintain at OWNER's cost the following insurance with companies satisfactory to OWNER:

        (a) Workers' Compensation Insurance to fully comply with all applicable laws of the state where operations are conducted and Employers' Liability Insurance with a limit of not less than $100,000 each accident.

        (b) Automobile Liability Insurance covering all owned, non-owned and hired vehicles with a combined single limit of not less than $500,000 each accident for bodily injury and/or property damage.

        (c) Comprehensive General Liability Insurance with a combined single limit of not less than $1,000,000 each occurrence or each claim made as a result of an occurrence for bodily injury/personal injury and/or property damage. Such insurance shall include, but not be limited to CONTRACTOR'S Products/Completed Operations Coverage, Broad Form Property Damage Coverage and Blanket Contractual Liability Coverage to insure the indemnity and hold harmless provisions of this Agreement.

        (d) Excess (Umbrella) Liability Coverage with a combined single limit of not less than $10,000,000 each accident/occurrence/or claim made as a result of an occurrence to apply as excess insurance above the coverages specified in (a) through (c) above.

The policy specified in (a) above and any insurance CONTRACTOR carries shall be endorsed to include a waiver of subrogation in favor of Plant Owners and the policies specified in (b) through (d) shall include Plant Owners as additional insureds. Prior to commencing work hereunder, CONTRACTOR shall furnish OWNER with an insurance certificate or certificates as evidence of the above coverages and containing the following statement:

"Thirty (30) days' prior written notice will be given to OWNER in the event of cancellation or material change in coverage".

                                   ARTICLE IV

                                 OPERATING FEE

        4.1 BASE OPERATING FEE: As consideration for the services rendered by CONTRACTOR hereunder, OWNER shall pay to CONTRACTOR the sum of Three Thousand ($3,000) Dollars per Month. The first month for which the operating fee is due shall be the month CONTRACTOR assumes its duties hereunder.

        4.2 OPERATING FEE ADJUSTMENT: CONTRACTOR'S compensation for services provided herein will be adjusted annually, in the following manner:

                At the end of each Contract Year throughout the term of this Agreement, the Employment and Earnings Index for Crude Petroleum and Gas Production Workers, published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is published for the month of December immediately preceding the end of each Contract year (the "Comparison Index"), shall be compared with the Index published for the month of December 1992, which was $701.76 (the "Base Index").
                If the Comparison Index is higher than the Base Index, the Operating Fee to be paid to the Contractor until the next Adjustment Date shall be set by multiplying the Base Operating Fee by a fraction, the numerator of which is the Comparison

                Index and the denominator of which is the Base Index. In no event will the Operating Fee be reduced to an amount less than the Base Operating Fee. If the Index is discontinued or revised during the term of this Agreement, such other governmental index or computation with which the Index is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

        4.3 CAPITAL IMPROVEMENTS: For any capital expenditure projects conducted by CONTRACTOR at OWNER's instructions, CONTRACTOR shall receive an accumulative overhead charge on each project as follows:

                (a) Under $100,000 -- 5% of those capital costs

                (b) From $100,000 to $1,000,000 -- 3% of capital costs

                (c) Over $1,000,000 -- 2% of capital costs

        4.4 CONSULTING WORK: For any engineering consulting work provided by CONTRACTOR to OWNER at Owner's request, Contractor shall charge Owner and Owner agrees to pay Contractor based on Contractor's prevailing rates for such work. Contractor's rate for qualified engineers as of June 1, 1993 is eighty-five dollars per hour ($85/hr.)

                                   ARTICLE V

                               OPERATING EXPENSES

        5.1 OPERATING EXPENSES: CONTRACTOR, pursuant to Article VI hereof, shall promptly pay and OWNER shall reimburse CONTRACTOR for certain Authorized Expenses of the Plant including the following:

                (a) Salaries and Wages:

                    Salaries and wages of CONTRACTOR'S field personnel employed directly on the Plant property in connection with the Plant operations. This includes employee benefits for those employees located at the Plant. CONTRACTOR shall also be reimbursed for supervisory and specialty personnel who visit the Plant based on actual salaries and wages, including benefits, and limited to the actual number of hours spent on site, plus travel time to site.

                (b) Telephone:

                    Telephone operating expenses of communication between CONTRACTOR'S Louisiana offices and OWNER's offices, including mobile phones and pagers.

                (c) Truck and Automobile:

                    Operation and maintenance expenses for vehicles, if any, used by CONTRACTOR'S supervisory or specialty personnel for Plant and field operations, based on the IRS allowable rate, currently $0.280 per actual mile.

                (d) Insurance:

                    Cost of CONTRACTOR's allocated insurance as provided for in paragraph 3.6 above.

                (e) Other Expenditures:

                    Any other expenditure not covered or dealt with in the foregoing provisions of this Paragraph 5.1 which is paid by CONTRACTOR on behalf of OWNER.

        5.2 PLANT EXPENSES: OWNER shall pay all invoices for plant operating supplies and materials on a direct basis. CONTRACTOR shall review and approve or disapprove invoices delivered to the Plant before forwarding to OWNER.

        5.3 EMERGENCY EXPENDITURES: Notwithstanding anything else in this Agreement to the contrary, CONTRACTOR is authorized, on behalf of OWNER, to make any expenditure or incur commitments for expenditures or take those actions it deems necessary in the case of an emergency to safeguard lives or property or to prevent pollution or other environmental damage. CONTRACTOR shall promptly notify OWNER of any such circumstance and of the amount of expenditures and commitments for expenditures so made and incurred and actions so taken, which notification shall be confirmed in writing.

                                   ARTICLE VI

                             ACCOUNTING PROCEDURES

        6.1 STATEMENTS AND INVOICES: CONTRACTOR shall render detailed invoices to OWNER twice each Month showing the actual expenditures incurred. Such invoices shall be accompanied by statements which identify all charges and credits and such other information as OWNER may require. OWNER shall pay said invoices within fifteen (15) days of receipt.

        6.2 AUDITS: OWNER shall have the right at reasonable times, but not more often than once each Contract Year, and after reasonable advance notice, to audit the accounts and records of CONTRACTOR relating to expenditures made in the operation of the Plant, provided that any such audits or audits relating to any Contract Year must be conducted within that Contract Year or in the twenty-four (24) month period immediately thereafter. The cost of any such audit or audits shall be borne solely by OWNER.

                                  ARTICLE VII

                                    REPORTS


        7.1 MONTHLY REPORTS: CONTRACTOR shall provide to OWNER or if noted, to all Plant Owners by the 30th day of each month a report for the preceding month that includes a report of operations (summary of key production data), and monthly stock reports, supported with appropriate production, shipping and testing data, showing movement of Product into or out of storage, content of Product and the quantity of Product on hand.

        7.2 DAILY REPORTS: CONTRACTOR shall prepare a written daily report that summarizes each day's key data on the Plant. CONTRACTOR shall phone in or facsimile a daily report to OWNER for the prior day's operations.


                                  ARTICLE VIII
                          RELATIONSHIP OF THE PARTIES

        8.1 RELATIONSHIP OF THE PARTIES: It is the intent of the parties that CONTRACTOR shall be an independent contractor in its activities as operator, and that OWNER shall have no control over CONTRACTOR'S day to day operations, but may only specify results.


                                   ARTICLE IX

                                 FORCE MAJEURE

        9.1 FORCE MAJEURE: In the event of either party hereto being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement other than the payment of monies due, it is agreed that on such party giving notice and full particulars of such force majeure, in writing, or by telephone (confirmed in writing at the earliest opportunity) to the other party as soon as possible after the occurrence of the cause relied on, then the obligations of the party giving such notice, so as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch.

        The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of government and people, civil disturbances, explosions, or any other causes, whether of the kinds herein enumerated or otherwise, not within the control of the party claiming suspension and which, by the exercise of due diligence, such par is unable to prevent or overcome.

        It is understood and agreed that the settlement of strikes and lockouts shall be entirely within the discretion of the party having the difficulty, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of any opposing party when such course is inadvisable in the discretion of the party having the difficulty.

                                   ARTICLE X

                              LIENS AND GUARANTOR

        10.1 LIENS: OWNER herewith agrees to hold CONTRACTOR harmless and to indemnify against liability for all liens or claims by whom-soever filed and arising in connection with OWNER's obligations hereunder. CONTRACTOR herewith agrees to hold the Plant OWNERS harmless and to indemnify the Plant OWNERS against liability for all liens or claims by whomsoever files and arising in connection with CONTRACTOR's failure to comply with its obligations under this Agreement hereunder.

        10.2 GUARANTOR: Struthers Industries, Inc. (Guarantor) shall be a guarantor of all sums due CONTRACTOR by OWNER under the terms of this Agreement. If OWNER fails to pay CONTRACTOR any sums due hereunder, guarantor shall remit upon demand to CONTRACTOR all sums due to CONTRACTOR by OWNER. It is agreed by both OWNER and Struther Industries, Inc. (as Guarantor) that CONTRACTOR shall have a lien on the plant Products, and the right to sell and deliver plant Products to collect the revenue in order to satisfy the payments due should OWNER fail to remit sums due to CONTRACTOR within thirty (30) days of the invoice date. These rights shall not be deemed exclusive remedies, but shall be in addition to all rights afforded CONTRACTOR by this Agreement and by law. Service of a counterpart of this Agreement upon any purchaser of Products shall constitute written authorization by OWNER and Guarantor for said purchaser to pay the proceeds from such sale to CONTRACTOR.

                                   ARTICLE XI

                                    NOTICES

        11.1 NOTICES: Any statement, bill or payment shall be considered final after two (2) years from the date of issuance, provided there is no previous request by either party for correction or adjustment of said document. Notices and statements provided to be given hereunder shall be deemed sufficiently given and served if deposited in the United States mail, postage prepaid, and addressed to the respective parties or their designees at the address stated below or to such other address as they hereafter designate in writing:

      If to OWNER:                            If to CONTRACTOR:
       KINDER GAS PROCESSING CORPORATION       ENERGY SERVICE INVESTMENT CORP.
       C/O John C. Edwards                     One Warren Place, Suite 300
       Struthers Industries, Inc.              6100 S. Yale
       8118 E. 63rd Street                     Tulsa, OK 74136
       Tulsa, OK 74133


                                  ARTICLE XII

                                   ASSIGNMENT

        12.1 ASSIGNMENT: This Agreement may not be assigned in whole or in part by either party, except by express written consent of both parties.

                                  ARTICLE XIII

                            TERMINATION OF AGREEMENT

        13.1 TERMINATION: OWNER reserves the right to terminate this Agreement prior to the anniversary date if:
                (a) CONTRACTOR does not meet its obligations hereunder;
                (b) OWNER is no longer the designated operator of the Plant;
                (c) The producing well's connected to the Plant cease to produce in economic quantities or in such event the designated operator elects to plug and abandon said wells. If OWNER elects to terminate this agreement prior to any anniversary date, CONTRACTOR shall be notified sixty (60) days prior to such termination.

                                  ARTICLE XIV

                          TRANSITION UPON TERMINATION

        14.1 TRANSITION: In the event of termination of this Agreement, the parties shall cooperate to make the transition to the new operator as expeditious as possible. At a reasonable time prior to such termination, CONTRACTOR shall provide to the new operator copies of such operating manual or other plant operating information as CONTRACTOR shall have available.

                                   ARTICLE XV

                                 MISCELLANEOUS

        15.1 MISCELLANEOUS: The validity and interpretation of this Agreement shall be governed by the laws of the State of Louisiana.
        The invalidity or unenforceability of any other provision of this Agreement, shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
        Failure or delay by either party in exercising any right or power under this Agreement shall not operate as a waiver of that right or power.
        This Agreement is the entire Agreement between the parties as to its subject matter, and there are no other contracts, oral or written, as to that subject matter, expressed or implied. This Agreement may be modified only in writing signed by both parties.
        This Agreement may be executed in any number of counterparts and by the different parties hereto by separate counterparts, each of which when so executed shall be an original, and all of which shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with each party.

        IN WITNESS WHEREOF, the parties hereto have subscribed their names effective as of the day and year first above written.


WITNESS                                 KINDER GAS PROCESSING CORPORATION

                [SIG]                   By:             [SIG]
- ----------------------------------         ------------------------------------

                                        Its: President
                                            -----------------------------------


WITNESS                                 STRUTHERS INDUSTRIES, INC. (Guarantor)

                [SIG]                   By:             [SIG]
- ----------------------------------         ------------------------------------

                                        Its: President
                                            -----------------------------------


WITNESS                                 ENERGY SERVICE INVESTMENT CORPORATION

                [SIG]                   By:             [SIG]
- ----------------------------------         ------------------------------------

                                        Its: President
                                            -----------------------------------

STATE OF OKLAHOMA

COUNTY OF TULSA

        BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 4th day of June, 1993, personally appeared J. Michael Geer, to me known to be the identical person who subscribed the name of ENERGY SERVICE INVESTMENT CORPORATION, to the within and foregoing instrument and duly acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation for the uses, purposes and consideration therein expressed and set forth.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year last above written.

My Commission Expires:

       January 30, 1994                                     [SIG]
- -----------------------------                   ------------------------------
                                                Notary Public


STATE OF OKLAHOMA

COUNTY OF TULSA

        BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 11th day of June, 1993, personally appeared John C. Edwards, to me known to be the identical person who subscribed the name of KINDER GAS PROCESSING CORPORATION to the within and foregoing instrument and duly acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation for the uses, purposes and consideration therein expressed and set forth.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year last above written.

My Commission Expires:

        Feb. 28, 1994                                     [SIG]
- -----------------------------                   ------------------------------
                                                Notary Public

STATE OF OKLAHOMA

COUNTY OF TULSA

        BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 11th day of June, 1993, personally appeared John C. Edwards to me known to be the identical person who subscribed the name of STRUTHERS INDUSTRIES, INC., to the within and foregoing instrument and duly acknowledged to me that he executed the same as his free and voluntary act and deed of such corporation for the uses, purposes and consideration therein expressed and set forth.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year last above written.

My Commission Expires:

Feb. 28, 1994                                           [SIG]
- ----------------------------------              --------------------------------
                                                Notary Public


                                       49